SEVERANCE AGREEMENT AND FULL RELEASE OF ALL CLAIMS

THIS SEVERANCE AGREEMENT AND FULL RELEASE OF ALL CLAIMS (this “Agreement”) is made and entered into effective as of February 18, 2015 (the “Effective Date”), by and between That Marketing Solution, Inc. (“Company”), and Louis J. Zant III, an individual (“Zant”). Company and Zant may be referred to individually as a “party” or collectively as the “parties.”

The parties contract with reference to the following facts:

RECITALS

WHEREAS, Zant has voluntarily resigned from the Company’s Board of Directors and as the Company’s Chief Executive Officer as February 18, 2015 and from any other capacity or employment with the Company as of February 18, 2015;

WHEREAS, Zant’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices;

WHEREAS, the parties have agreed that it is in the best interests of all involved to amicably conclude all matters arising out of or related to the employment of Zant and/or the termination of that employment or Zant’s;

WHEREAS, it is now the common and mutual desire of all parties to this Agreement to settle all actions, causes of action, claims, demands, damages, rights to administrative, injunctive or declaratory relief, rights to arbitrate, attorneys’ fees, costs and compensation, whether known or unknown, liquidated or unliquidated, matured or unmatured, all as more fully set forth herein and conditioned upon full satisfaction of the terms herein;

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.

Parties. For purposes of this Agreement and the respective rights and obligations of the parties under it, the term “Company” shall include Company and its subsidiaries and affiliated entities, both past and present, as well as each shareholder, director, officer, employee, agent or representative of each such entity. Likewise, for purposes of this Agreement and the obligations of the parties to it, the term “Zant” shall include any estate, devisee, heir or assign of Zant.

2.

Financial Terms of Settlement. The parties agree to the financial compensation, terms and conditions (“Severance Compensation”) set forth on Exhibit “A” to settle all claims between them.

3.

Company’s Confidential and Proprietary Information. Zant agrees as follows:

In the performance of Zant’s job duties with Company, Zant was exposed to Company’s

Confidential Information. “Confidential Information” means information or material that is commercially valuable to Company and not generally known or readily ascertainable in the industry. This includes but is not limited to: (i) technical information concerning Company’s products and services, including product know-how, formulas, designs, devices, diagrams, software code, test results, processes, inventions, research projects and product development, technical memoranda and correspondence; (ii) information concerning Company’s business, including cost information, profit, sales information, accounting and unpublished financial information, business plans, growth strategy, markets and marketing methods, financing history and future strategy, investment decisions, financing partners, shareholders, lenders, venture capital partners and prospective partners, customer lists and customer information, purchasing techniques, supplier lists and supplier information, and advertising strategies; (iii) information concerning Company’s employees, including salaries, strengths, weaknesses and skills; (iv) information submitted by Company’s customers, suppliers, employees, consultants or co-venture partners with Company for study, evaluation or use; and (v) any other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect Company’s business.

Zant shall keep Company’s Confidential Information, whether or not prepared or developed by Zant, in the strictest confidence. Zant shall not disclose such information to anyone outside Company without Company’s prior written consent. Nor will Zant make use of any Confidential Information for Zant’s own purposes or the benefit of anyone other than Company. This obligation of confidentiality shall survive until the Confidential Information becomes public knowledge through a source other than Zant and through no fault of Zant. Zant shall promptly destroy all Confidential Information in Zant’s possession and shall return all personal property belonging to Company.

4.

Non-Disparagement. The parties agree to represent the other in a positive manner in the community and to not make any negative comments or remarks about the other or any related persons, affiliates, officers, directors or shareholders.

5.

No Admission of Wrongdoing. Nothing contained in this Agreement or the fact that the parties have executed this Agreement constitutes or should be viewed as an admission of wrongdoing by any party or person. Both parties hereto expressly deny any wrongdoing.

6.

Full Mutual Release. Except for the obligations expressly provided for herein, each party does hereby release, quit and forever discharge the other party to this Agreement and any and all other persons and entities, whether known or unknown, and also the companies, affiliates, subsidiaries, divisions, employees, officers, shareholders, servants, directors, copartners, co-venturers, principals, guarantors, sureties, insurers, attorneys and agents, whether known or unknown, of said parties, disclosed or undisclosed, and the respective heirs, successors and assigns of each such entity and person and each of them, of and from any and all actions, causes of action, claims, liabilities, demands, obligations, rights to injunctive or declaratory relief, administrative claims, arbitration rights, liens, claims of lien, loss of services, compensation, expenses, damages, costs, and attorneys’ fees existing on the date hereof, whether known or unknown, liquidated or unliquidated, matured or unmatured, arising out of or relating in any manner to, any actions by any of the parties hereto related to Zant’s employment with or termination by Company. Said claims include, but are not limited to: (1) employment discrimination, retaliation or harassment (2) disputed wages; (3) wrongful discharge and/or breach of any alleged employment contract; (4) claims based on any tort, such as wrongful termination, invasion of privacy, defamation, fraud and infliction of emotional distress; (5) claims pertaining to severance pay, sick leave, vacation pay, life insurance, medical insurance, disability, or any other benefit of employment and (6) age-related claims arising under the Age Discrimination in Employment Act.

The parties hereto each acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the causes of actions, claims, liabilities, demands, obligations, and damages of any nature whatsoever that are the subject of the release set forth in this Agreement, and the parties each expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts. This release provision does not limit either party’s right to enforce the terms of this Agreement.

8.

Representations and Warranties. Both parties represent and warrant that (i) it is free to enter into this Agreement and to perform the obligations set forth herein, and (ii) there is no other oral or written agreement, contract or understanding that would prevent, limit or hinder the performance of any of his obligations under this Agreement.

9.

Informed and Binding Consent. Zant agrees that he was not coerced into signing this Agreement and was directed to consult with an attorney before entering into this Agreement, and Zant further agrees that he has had ample time to consult with an attorney. Zant represents and warrants that he (i) has read the foregoing carefully; (ii) understands its contents; (iii) understands his right to consult an attorney regarding the significance and consequences of this Agreement; and (iv) does hereby enter into and sign the same as his own free act and specifically covenants that his signature is not based upon any representation of any material facts other than what is contained in this Agreement. Zant does further understand and intend that the terms and covenants of this Agreement are not mere recitals but constitute contractual obligations that he consents to being enforced against him.

10.

Knowing and Voluntary Agreement and Waiver. Zant acknowledges that by Zant’s free and voluntary act of signing below, Zant agrees to all of the terms of this Agreement and intends to be legally bound thereby.

11.

Cooperation with Business and Legal Matters. In exchange for the compensation set forth herein, Zant agrees to cooperate fully with Company in connection with any matter arising from or related to his former employment. Zant agrees to reasonably cooperate with and assist Company in the future in responding to any government agency inquiries, claims, investigation or lawsuits. If Company requests such cooperation, Zant shall be reimbursed for any reasonable expenses incurred in doing so.

12.

Zant Certification. Zant certifies that he does not have in his/her possession, nor has he failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment (including but not limited to ipads, iphones, laptops, smartphones, etc...), other documents or property, or copies or reproductions of any aforementioned items belonging to Company.

13.

Miscellaneous

(a)

Sole Agreement. This Agreement is intended to be the sole and complete statement of the obligations and rights of the parties as to all matters covered by this Agreement, and supersedes all previous understandings, agreements, negotiations and proposals relating thereto.

(b)

Amendments. This Agreement may only be amended by an agreement signed by both parties. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or trade practices.

(c)

Waiver. The failure of either party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

(d)

Severability. If any term of this Agreement or part hereof not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable, it is the intention of the parties that the remaining terms hereof or part hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid or unenforceable provision.

(e)

Further Assurances. The parties shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

(f)

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section):

If to Company:

Darren Lopez

4535 South 2300 East, Suite B

Salt Lake City, Utah 84117

With a required email notification sent to: info@that marketing solution.com

If to Zant:

As Set Forth on Signature Page

(g)

Significance of Headings. Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement.

(h)

Assignment. Zant may not assign or transfer any right or obligation under this Agreement and Zant represents and warrants that he has not previously assigned or transferred any claim, demand or cause of action he may have against Company and/or any related person to any other person or entity.

(i)

Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(j)

Acceptance of Facsimile Signatures. The parties agree that this Agreement, agreements ancillary to this Agreement, and related documents to be entered into in connection with this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile signature must be treated in all respects as having the same effect as an original signature.

(k)

Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, construction or performance of this Agreement or the breach thereof, shall be resolved by arbitration in Salt Lake City, Utah according to the rules and procedures of the American Arbitration Association. Such rules and procedures are incorporated herein and made a part of this Agreement by reference. The parties agree that they will abide by and perform any award rendered in any such arbitration and that any court having jurisdiction may issue a judgment based upon the award.  Each party shall pay its own costs and fees.

(l)

Attorneys' Fees. If either party commences any action or proceeding against the other party to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

(m)

Governing Law / Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, United States of America. Any action brought relating to the interpretation or enforcement of this Agreement shall be brought in the appropriate American Arbitration location located in Salt Lake City, Utah.

(n)

Remedies. The parties agree that certain violations of this Agreement may cause irreparable harm, the amount of which would be impossible to ascertain, and that there may be no adequate remedy at law. Therefore, in addition to any other rights and remedies they may have, the parties shall have available, in addition to any other available right or remedy, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any provision of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THAT MARKETING SOLUTION, INC.

LOUIS J. ZANT III

/s/Darren Lopez, President____

/s/Louis J. Zant III__________

Signature, title

Signature

Darren Lopez________________

_Louis J. Zant III      __________

Print Name

Print Name

[SIGNATURE PAGE TO SEVERANCE AGREEMENT AND FULL RELEASE OF ALL CLAIMS]

EXHIBIT “A”

The Company shall provide Zant with the following severance compensation (the “Severance Compensation”) upon the Effective Date of this Agreement:

a)

The sum of $5,642.90, which is the entire amount that Zant is already entitled to receive for services rendered, including salary up to February 18, 2015, last day of Zant’s employment.

b)

The sum of $4,337.10 to be paid on or before March 3, 2015 as bonus compensation for Zant’s services.

c)

The Sum of  $3,000.00 paid on or before March 17,2015 as additional bonus compensation for Zant’s services.